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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-42895, No. 33-42899, No. 33-42908, No. 33-42909, No. 33-04615 and No.
333-33336 on Form S-8 of our report dated July 27, 2001, relating to the financial statements of CareSteps.com, Inc. as of August 31, 2000 and for the period from December 7, 1999 (date of incorporation) to August 31, 2000, included in the Current Report on Form 8-K/A of American Healthways, Inc. dated August 21, 2001.

/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
August 21, 2001